Exhibit 10.26

LOAN NUMBER	LOAN NAME	ACCT. NUMBER	AGREEMENT DATE	INITIALS
1759	Eldorado Artesian Springs, Inc.	300117	03/17/09	RA

NOTE AMOUNT	INDEX (w/Margin)	RATE	MATURITY DATE	LOAN PURPOSE
$300,000.00	Not Applicable	8.000% Creditor Use Only	06/30/09	Commercial
COMMERCIAL LOAN AGREEMENT
Single Advance Loan
DATE AND PARTIES. The date of this Commercial Loan Agreement (Agreement) is March 17, 2009. The parties and their addresses are as follows:
LENDER:
AMERICAN NATIONAL BANK 1360 Walnut Street,
Suite 100 Boulder, CO 80302
BORROWER:
ELDORADO ARTESIAN SPRINGS, INC. a Colorado Corporation
1783 Dogwood Street
Louisville, CO 80027
DOUGLAS A, LARSON
31 Fowler Lane
Eldorado Springs, CO 80025
KEVIN M. SIPPLE
12 Baldwin Circle
Eldorado Springs, CO 80025
JEREMY S. MARTIN
2707 4th Street
Boulder, CO 80304
1. DEFINITIONS. For the purposes of this Agreement, the following terms have the following meanings,
A. Accounting Terms. In this Agreement, any accounting terms that are not specifically defined will have their customary meanings under generally accepted accounting principles.
B. Insiders. Insiders include those defined as insiders by the United States Bankruptcy Code, as amended; or to the extent left undefined, include without limitation any officer, employee, stockholder or member, director, partner, or any immediate family member of any of the foregoing, or any person or entity which, directly or indirectly, controls, is controlled by or is under common control with me.
C. Loan. The Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction.
D. Loan Documents. Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

E. Pronouns. The pronouns “I”, “me” and “my” refer to every Borrower signing this Agreement, individually or together. “You” and “your” refers to the Loan’s lender.
F. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

2. SINGLE ADVANCE. In accordance with the terms of this Agreement and other Loan Documents, you will provide me with a term note in the amount of $300,000.00 (Principal). I will receive the funds from this Loan in one advance, No additional advances are contemplated, except those made to protect and preserve your interests as provided in this Agreement or other Loan Documents.
3. MATURITY DATE. I agree to fully repay the Loan by June 30, 2009.
4. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Loan is in effect, except when this Agreement provides otherwise.
A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.
B. Authority. The execution, delivery and performance of this Loan and the obligation evidenced by the Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my property is subject.
C. Name and Place of Business. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.
D. Hazardous Substances. Except as I previously disclosed in writing and you acknowledge in writing, no Hazardous Substance, underground tanks, private dumps or open wells are currently located at, on, in, under or about the Property.
E. Use of Property. After diligent inquiry, I do not know or have reason to know that any Hazardous Substance has been discharged, leached or disposed of, in violation of any Environmental Law, from the property onto, over or into any other property, or from any other property onto, over or into the property.
F. Environmental Laws. I have no knowledge or reason to believe that there is any pending or threatened investigation, claim, judgment or order, violation, lien, or other notice under any Environmental Law that concerns me or the property. The property and any activities on the property are in full compliance with all Environmental Law.
G. Loan Purpose. This is a business-purpose loan transaction.
H. No Other Liens. I own or lease all property that I need to conduct my business and activities. I have good and marketable title to all property that I own or lease. All of my Property is free and clear of all liens, security interests, encumbrances and other adverse claims and interests, except those to you or those you consent to in writing.
I. Compliance With Laws. I am not violating any laws, regulations, rules, orders, judgments or decrees applicable to me or my property, except for those which I am challenging in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its challenge should I lose.
5. FINANCIAL STATEMENTS. I will prepare and maintain my financial records using consistently applied generally accepted accounting principles then in effect. I will provide you with financial information in a form that you accept and under the following terms.
A. Certification. I represent and warrant that any financial statements that I provide you fairly represents my financial condition for the stated periods, is current, complete, true and accurate in all material respects, includes all of my direct or contingent liabilities and there has been no material adverse change in my financial condition, operations or business since the date the financial information was prepared,
B. Frequency. In addition to the financial statements provided to you prior to closing, I will provide you with current financial statements on an annual basis, or as otherwise requested by you, until I have performed all of my obligations under the Loan and you terminate the Loan in writing.
C. Requested Information. I will provide you with any other information about my operations, financial affairs and condition within see below or 30 days after your request.
D. Additional Financial Statements Term.
(1) Annual Audited Business Financial Statements: Borrower will provide fiscal year end, audited business financial statements within 90-days of fiscal year end.
(2) Quarterly 10-QSB Forms: Borrower will provide quarterly 10-QSB forms, within 30 days of filing due date.
(3) Annual Personal Financial Statements: Co-makers will provide a financial statement annually or within 30 days of written request.
(4) Annual Personal Tax Returns: Co-makers will provide personal tax returns, or valid extension, within 30 days of filing due date. If an extension is received, the filed tax returns must be received within 30-days of expiration of extension.

6. COVENANTS. Until the Loan and all related debts, liabilities and obligations are paid and discharged, I will comply with the following terms, unless you waive compliance in writing.
A. Participation. I consent to you participating or syndicating the Loan and sharing any information that you decide is necessary about me and the Loan with the other participants or syndicators.
B. Inspection. Following your written request, I will immediately pay for all one-time and recurring out-of-pocket costs that are related to the inspection of my records, business or Property that secures the Loan. Upon reasonable notice, I will permit you or your agents to enter any of my premises and any location where my Property is located during regular business hours to do the following.
(1)	You may inspect, audit, check, review and obtain copies from my books, records, journals, orders, receipts, and any correspondence and other business related data.
(2)	You may discuss my affairs, finances and business with anyone who provides you with evidence that they are a creditor of mine, the sufficiency of which will be subject to your sole discretion.
After prior notice to me, you may discuss my financial condition and business operations with my independent accountants, if any, or my chief financial officer and I may be present during these discussions. As long as the Loan is outstanding, I will direct all of my accountants and auditors to permit you to examine my records in their possession and to make copies of these records. You will use your best efforts to maintain the confidentiality of the information you or your agents obtain, except you may provide your regulator, if any, with required information about my financial condition, operation and business or that of my parent, subsidiaries or affiliates.
C. Business Requirements. I will preserve and maintain my present existence and good standing in the jurisdiction where I am organized and all of my rights, privileges and franchises. I will do all that is needed or required to continue my business or activities as presently conducted, by obtaining licenses, permits and bonds everywhere I engage in business or activities or own, lease or locate my property. I will obtain your prior written consent before I cease my business or before I engage in any new line of business that is materially different from my present business.
D. Compliance with Laws. I will not violate any laws, regulations, rules, orders, judgments or decrees applicable to me or my Property, except for those which I challenge in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should I lose. Laws include without limitation the Federal Fair Labor Standards Act requirements for producing goods, the federal Employee Retirement Income Security Act of 1974’s requirements for the establishment, funding and management of qualified deferred compensation plans for employees, health and safety laws, environmental laws, tax laws, licensing and permit laws. On your request, I will provide you with written evidence that I have fully and timely paid my taxes, assessments and other governmental charges levied or imposed on me, my income or profits and my property. Taxes include without limitation sales taxes, use taxes, personal property taxes, documentary stamp taxes, recordation taxes, franchise taxes, income taxes, withholding taxes, FICA taxes and unemployment taxes. I will adequately provide for the payment of these taxes, assessments and other charges that have accrued but are not yet due and payable.
E. New Organizations. I will obtain your written consent before organizing, merging into, or consolidating with an entity; acquiring all or substantially all the assets of another; materially changing the legal structure, management, ownership or financial condition; or effecting or entering into a domestication, conversion or interest exchange.
F. Other Liabilities. I will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations, except: debt in existence on the date of this Agreement and fully disclosed to you; debt subordinated in payment to you on conditions and terms acceptable to you; accounts payable incurred in the ordinary course of my business and paid under customary trade terms or contested in good faith with reserves satisfactory to you,
G. Notice to You. I will promptly notify you of any material change in my financial condition, of the occurrence of a default under the terms of this Agreement or any other Loan Document, or a default by me under any agreement between me and any third party which materially and adversely affects my property, operations, financial condition or business.
H. Dispose of No Assets. Without your prior written consent or as the Loan Documents permit, I will not sell, lease, assign, transfer, dispose of or otherwise distribute all or substantially all of my assets to any person other than in the ordinary course of business for the assets’ depreciated book value or more.

I. Insurance. I will obtain and maintain insurance with insurers, in amounts and coverages that are acceptable to you and customary with industry practice. This may include without limitation insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at your request, business interruption and/or rent loss insurance. At your request, I will deliver to you certified copies of all of these insurance policies, binders or certificates. I will obtain and maintain a mortgagee or lender loss payee endorsement for you when these endorsements are available. I will immediately notify you of cancellation or termination of insurance. I will require all insurance policies to provide you with at least 10 days prior written notice to you of cancellation or modification. I consent to you using or disclosing information relative to any contract of insurance required by the Loan for the purpose of replacing this insurance. I also authorize my insurer and you to exchange all relevant information related to any contract of insurance required by any document executed as part of this Loan.
J. Additional Taxes. I will pay all filing and recording costs and fees, including any recordation, documentary or transfer taxes or stamps, that are required to be paid with respect to this Loan and any Loan Documents.
K. Additional Covenants.
111 Current Ratio: Borrower will maintain a current ratio greater than 1.15:1, to be measured quarterly.
121 Tangible Net Worth: Borrower will maintain minimum tangible net worth of $1,000,000.00 measured annually upon receipt of fiscal year end 3/31 10-K financials. This covenant is to measure actual net worth, less outstanding notes to shareholders and other intangibles.
131 Capital Expenditures: Borrower will not undertake any capital expenditures greater than $300,000.00 in any given year without the Bank’s written consent.
(4) Debt Service Coverage Ratio: Borrower will maintain an annual, minimum Debt Service Coverage Ratio IDSCRI on owner occupied term note facility of 1.25:1.
I understand and agree that, notwithstanding anything else in this agreement to the contrary, you may place customary tombstone or similar notices in publications that announce that you have made this loan. Such announcements will generally include my name and the amount of the loan, and may include my logo and the general purpose of the loan.
The word Loan or Loans means and includes without limitation all Loan or Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Loan or Loans may be or hereafter may become barred by any statute of limitations; and whether such Loan or Loans may be or hereafter may become otherwise unenforceable. The word Loan or Loans also means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those Loan or Loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.
7. DEFAULT. I will be in default if any of the following occur:
A. Payments. I fail to make a payment in full when due.
B. Insolvency or Bankruptcy. The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against me or any co-signer, endorser, surety or guarantor of this Agreement or any other obligations I have with you.
C. Death or Incompetency. I die or am declared legally incompetent.
D. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.
E. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Agreement.
F. Other Documents. A default occurs under the terms of any other Loan Document.
G. Other Agreements. I am in default on any other debt or agreement I have with you.
H. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.
I. Judgment. I fail to satisfy or appeal any judgment against me.
J. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority,

K. Name Change. I change my name or assume an additional name without notifying you before making such a change.
L. Property Transfer. I transfer all or a substantial part of my money or property.
M. Property Value. You determine in good faith that the value of the Property has declined or is impaired.
N. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.
O. Insecurity. You determine in good faith that a material adverse change has occurred in Borrower’s financial condition from the conditions set forth in Borrower’s most recent financial statement before the date of this Agreement or that the prospect for payment or performance of the Loan is impaired for any reason.
8. REMEDIES. After I default, you may at your option do any one or more of the following.
A. Acceleration. You may make all or any part of the amount owing by the terms of the Loan immediately due. If I am a debtor in a bankruptcy petition or in an application filed under section 5(a)(3) of the Securities Investor Protection Act, the Loan is automatically accelerated and immediately due and payable without notice or demand upon filing of the petition or application.
B. Sources. You may use any and all remedies you have under state or federal law or in any Loan Document.
C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.
D. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of the Loan, and accrue interest at the highest post-maturity interest rate.
E. Attachment. You may attach or garnish my wages or earnings.
F. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of the Loan against any right I have to receive money from you.
My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. “Any amount due and payable under the terms of the Loan” means the total amount to which you are entitled to demand payment under the terms of the Loan at the time you set-off.
Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay the Loan, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.
Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account. You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.
G. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.
9. COLLECTION EXPENSES AND ATTORNEYS’ FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Agreement or any other Loan Document. Expenses include, but are not limited to, attorneys’ fees, court costs and other legal expenses. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Loan. All fees and expenses will be secured by the Property I have granted to you, if any. In addition, to the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys’ fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against me.
10. APPLICABLE LAW. This Agreement is governed by the laws of Colorado, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Colorado, unless otherwise required by law.

11. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan. Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan. You may assign all or part of your rights or duties under this Agreement or the Loan Documents without my consent. If you assign this Agreement, all of my covenants, agreements, representations and warranties contained in this Agreement or the Loan Documents will benefit your successors and assigns. I may not assign this Agreement or any of my rights under it without your prior written consent. The duties of the Loan will bind my successors and assigns.
12. AMENDMENT, INTEGRATION AND SEVERABILITY. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by you and me. This Agreement and the other Loan Documents are the complete and final expression of the understanding between you and me. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.
13. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.
14. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Borrower will be deemed to be notice to all Borrowers, I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.
15. SIGNATURES. By signing, I agree to the terms contained in this Agreement. I also acknowledge receipt of a copy of this Agreement.
BORROWER:

Eldorado Artesian Springs, Inc.

By	Douglas A. Larson, President

By	Kevin M. Sipple, Vice President

By	Jeremy S. Martin, Vice President

Douglas A. Larson Individually

Kevin M. Sipple Individually

Jeremy S. Martin Individually

LOAN NUMBER	ACCT. NUMBER	MODIFICATION DATE	NOTE AMOUNT
1759	300117	03/17/09	$ 300,000.00

AMENDED
OBLIGATION
INFORMATION	MATURITY DATE	INDEX lw/margin)	INTEREST RATE	INITIALS
	06/30/09	Not Applicable	8.000%	RA
DEBT MODIFICATION AGREEMENT
DATE AND PARTIES. The date of this Debt Modification Agreement (Modification) is March 17, 2009. The parties and their addresses are:
LENDER:
AMERICAN NATIONAL BANK 1360
Walnut Street, Suite 100 Boulder, CO 80302
Telephone: 1303) 394-5100
BORROWER:
ELDORADO ARTESIAN SPRINGS, INC.
a Colorado Corporation
1783 Dogwood Street
Louisville, CO 80027
DOUGLAS A. LARSON
31 Fowler Lane
Eldorado Springs, CO 80025
KEVIN M. SIPPLE
12 Baldwin Circle
Eldorado Springs, CO 80025
JEREMY S. MARTIN 2707 4th Street
Boulder, CO 80304
1. DEFINITIONS. In this Modification, these terms have the following meanings:
A. Pronouns. The pronouns “I,” “me,” and “my” refer to each Borrower signing this Modification, individually and together with their heirs, executors, administrators, successors, and assigns. “You” and “your” refer to the Lender, with its participants or syndicators, successors and assigns, or any person or entity that acquires an interest in the Modification or the Prior Obligation.
B. Amended Obligation. Amended Obligation is the resulting agreement that is created when the Modification amends the Prior Obligation. It is described above in the AMENDED OBLIGATION INFORMATION section.
C. Loan. Loan refers to this transaction generally. It includes the obligations and duties arising from the terms of all documents prepared or submitted in association with the Prior Obligation and this modification, such as applications, security agreements, disclosures, notes, agreements, and this Modification.
D. Modification. Modification refers to this Debt Modification Agreement.
E. Prior Obligation. Prior Obligation refers to my existing agreement described above in the PRIOR OBLIGATION INFORMATION section, and any previous extensions, renewals, modifications or substitutions of it.

2. BACKGROUND. You and I have previously entered into a Prior Obligation. As of the date of this Modification, the outstanding, unpaid balance of the Prior Obligation is $300,000.00. Conditions have changed since the execution of the Prior Obligation instruments. In response, and for value received, you and I agree to modify the terms of the Prior Obligation, as provided for in this Modification.
3. TERMS. The Prior Obligation is modified as follows:
A. Interest. Our agreement for the payment of interest is modified to read:
(1) INTEREST. Interest will accrue on the unpaid Principal balance of the Loan at the rate of 8.000 percent (Interest Rate).
(a) Maximum Interest Amount. Any amount assessed or collected as interest under the terms of the Loan will be limited to the maximum lawful amount of interest allowed by state or federal law, whichever is greater. Amounts collected in excess of the maximum lawful amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.
(b) Statutory Authority. The amount assessed or collected on the Loan is authorized by the Colorado usury laws under Colo. Rev. Stat. § 5-12-103,
(c) Accrual. Interest accrues using an Actual/360 days counting method.
B. Maturity and Payments. The maturity and payment provisions are modified to read:
(2) PAYMENT. I agree to pay the Loan in 4 payments. The Loan is amortized over 84 payments. I will make 3 payments of $4,675.88 beginning on March 30, 2009, and on the 30th day of each month thereafter, A single “balloon payment” of the entire unpaid balance of Principal and interest will be due June 30, 2009.
Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.
C. Fees and Charges. As additional consideration for your consent to enter into this Modification, I agree to pay, or have paid these additional fees and charges:
(1) Nonrefundable Fees and Charges. The following fees are earned when collected and will not be refunded if I prepay the Loan before the scheduled maturity date.
Loan. A(n) Loan fee of $1,000.00 payable from separate funds on or before today’s date.
Interest Due to 03/17/09 Loan #1759. A(n) Interest Due to 03/17/09 Loan #1759 fee of $531.25 payable from separate funds on or before today’s date.
4. CONTINUATION OF TERMS. Except as specifically amended by this Modification, all of the terms of the Prior Obligation shall remain in full force and effect.
5. WAIVER. I waive all claims, defenses, setoffs, or counterclaims relating to the Prior Obligation, or any document securing the Prior Obligation, that I may have. Any party to the Prior Obligation that does not sign this Modification, shall remain liable under the terms of the Prior Obligation unless released in writing by you.
6. REASON(S) FOR MODIFICATION.
The reasons for this Debt Modification are as follows:
(1) To extend the Maturity Date from February 28, 2009 to June 30, 2009.
(2) To change the Interest Rate from Wall Street Journal Prime plus .50%, adjusting daily to a Fixed Rate of 8.00%.
(3) To provide a new Loan Agreement.

7. ADDITIONAL TERMS.
This Debt Modification Agreement is a continuation of that Promissory Note dated February 24, 2000 and any amendments and modifications thereto and represents a continuation of the indebtedness evidenced thereby. Loan balances referred to in this agreement may be the balances in effect as of the date this agreement was prepared. All terms and conditions, except as specifically modified herein, of the Prior Obligations are hereby ratified and confirmed. Consent by Lender to this Modification does not waive Lender’s right to require strict performance of the Prior Obligations, as modified, nor obligate Lender to make any future modifications. Borrower affirms that the Lender has fully performed its obligations in regard to the indebtedness hereby being modified, and that Borrower has no defenses to payment or right of offset against payments otherwise due.
IMPROVED REAL ESTATE: If this note is secured by improved real property, and should the real property at any time become located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance for the full unpaid principal balance of the loan and any prior liens on the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.
8. SIGNATURES. By signing, I agree to the terms contained in this Modification. I also acknowledge receipt of a copy of this Modification.
BORROWER:

Eldorado Artesian Springs, Inc.

By	Douglas A. Larson, President

By	Kevin M. Sipple, Vice President

By	Jeremy S. Martin, Vice President

Douglas A. Larson Individually

Kevin M. Sipple Individually

Jeremy S. Martin Individually
LENDER:

American National Bank

By

Roger Ayan, Market President